UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2006
NATURAL HEALTH TRENDS CORP.

(Exact name of Company as specified in its charter)

Delaware	0-26272	59-2705336

(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

2050 Diplomat Drive Dallas, TX	75234

(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code (972) 241-4080

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     In connection with its acquisition of MarketVision Communications Corporation in 2004, Natural Health Trends Corp. (the “Company”) and MarketVision Communications Corporation, a wholly owned subsidiary of the Company and formerly known as MV Merger Co, Inc. (“MarketVision”) entered into a Software License Agreement (the “Software License Agreement”) dated as of March 31, 2004, with MarketVision Consulting Group, LLC (the “Licensee”), a limited liability company owned by John Cavanaugh, the President of MarketVision, and Jason Landry, a Vice President of MarketVision. The Software License Agreement was filed on April 15, 2004, as an Exhibit to the Company’s Current Report on Form 8-K and is incorporated by reference into the Company’s Annual Report on Form 10-K filed May 8, 2006.
     Upon an Event of Default (as defined), the Software License Agreement grants, among other things, the Licensee with an irrevocable, exclusive, perpetual, royalty free, fully-paid, worldwide, transferable, sublicensable right and license to use, copy, modify, distribute, rent, lease, enhance, transfer, market, and create derivative works to the MarketVision software. An “Event of Default” under the Software License Agreement includes a “Share Default,” which is defined as the market value per share of the Company failing to equal or exceed $10.00 per share for any one rolling period of six months for a certain period following the acquisition of MarketVision. The last time that the Company’s stock closed at or above $10.00 per share was February 16, 2006, and a Share Default would otherwise have occurred on August 17, 2006. On August 16, 2006, the parties to the Software License Agreement amended that agreement to provide that no Share Default will occur prior to September 1, 2006.
     Despite the granting of such a license to the Licensee if an Event of Default should occur, under the Software License Agreement, the Company and MarketVision retain the right to continue to use the MarketVision software for its internal use only and not as an application service provider or service bureau, but may not rent, lease, license, transfer or distribute the software without the Licensee’s prior written consent. Moreover, the Company would have the right to receive certain application service provider services from Licensee. Although the Company does not believe that an Event of Default would, by itself, have a material adverse effect on the Company, it is possible that it could trigger other events that have such an effect. For example, it is possible that the Company could lose the services of Mr. Cavanaugh, Mr. Landry, or other employees of MarketVision.
ITEM 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment No. 1 to Software License Agreement dated August 16, 2006 by and between the Company, MarketVision and MarketVision Consulting Group, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL HEALTH TRENDS CORP.
Date: August 25, 2006
	By:	/s/ Stephanie S. Hayano
		Name:	Stephanie S. Hayano
		Title:	President and CEO

3